"./pressrelease_files/editdata.mso" /> VANGUARD HEALTH SYSTEMS, INC.

EXHIBIT 99

FOR IMMEDIATE RELEASE

Vanguard Health Systems, Inc.
Trip Pilgrim, Vice President, 615/665-6049

VANGUARD HEALTH SYSTEMS COMPLETES THE ACQUISTION OF THE
BAPTIST HEALTH SYSTEM

Creates Strategic Partnership to Insure Future of Faith-Based Health Care System
in San Antonio, TX

(Nashville, TN, January 3, 2003) - Vanguard Health Systems, Inc. (“Vanguard”) announced today that it has completed the acquisition of the Baptist Health System in San Antonio, TX.  In acquiring the Baptist Health System (“BHS”), Vanguard has acquired BHS’ five acute care hospitals totaling 1,537 licensed beds, and related health care businesses in San Antonio and surrounding areas of South Texas.  Vanguard’s purchase price for the assets was $295 million, payable $247 million in cash and $48 million in Vanguard equity and convertible subordinated debt securities.

Vanguard will maintain the faith-based nature of the system, providing for an expanded pastoral care and chaplain program.  “Finalizing this partnership represents another milestone for Vanguard, furthering our commitment to partner with established, market leading, not-for-profit systems.  Our goal is to maintain their local mission and community orientation while bringing needed capital investment,” stated Charles N. Martin, Jr., Chairman and CEO of Vanguard.  Vanguard is also committing to maintain current charity care levels and to invest a minimum of $200 million in capital over a six-year period.

“This partnership is an exciting moment for the Baptist Health System, ensuring the system’s identity and bringing substantial capital investment”, said Earl Cutler, Chairman of the BHS Board of Trustees.  BHS will appoint 3 of the 7 board members of the Vanguard entity that will govern the hospitals and their related businesses, and will have approval rights with respect to certain major decisions.

The cash portion of the purchase price has been financed with available funds, proceeds of private sales of its common stock to existing shareholders and borrowings under an expanded credit facility. Bank of America, N.A. acted as underwriter and arranged the addition of a $150 million new term loan facility to Vanguard’s existing revolving credit facility.

Cain Brothers acted as financial advisor to BHS with respect to the transaction and has issued  a fairness opinion to the BHS Board of Directors.

The Baptist Health System in San Antonio, Texas is a leading provider of health care in San Antonio and South Texas and includes five acute-care hospitals (Baptist Medical Center, North Central Baptist Hospital, Northeast Baptist Hospital, Southeast Baptist Hospital and St. Luke's Baptist Hospital), Baptist Regional Children's Center, Baptist Cancer Center, Baptist Women's Health Center, HealthLink-North wellness and fitness center, community health and wellness programs, medical office buildings, air medical transport, Healthmaster occupational health clinic, a teaching center (Institute of Health Education), and other health-related services and affiliations.

Vanguard Health Systems, Inc. was formed in 1997 and is based in Nashville, TN. As a result of its acquisition of the Baptist Health System, Vanguard currently owns and operates 15 acute care hospitals and complementary ancillary services and facilities in Chicago, IL; Orange County, CA; Phoenix, AZ; and San Antonio, TX.  The Company’s strategy is to develop locally branded, comprehensive health care delivery networks in urban markets.  Vanguard will pursue acquisitions where management identifies opportunities to enhance existing delivery networks, or where there are opportunities to partner with leading delivery systems in new urban markets.

This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby.  These forward-looking statements include all statements that are not historical statements of fact and those statements regarding Vanguard’s intent, belief or expectations.  Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause Vanguard’s actual outcomes, results, performance or achievements to be materially different from those projected.  These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in the Vanguard’s debt agreements; Vanguard’s ability to successfully implement its business strategies; Vanguard’s ability to successfully integrate any future acquisitions; the highly competitive nature of the health care business; possible changes in the Medicare and Medicaid programs that may limit reimbursement to health care providers and insurers; changes in Federal, state or local regulation affecting the health care industry; the possible enactment of Federal or state health care reform; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; changes in accounting practices; changes in general economic conditions; the ability to enter into managed care provider and other payer arrangements on acceptable terms; the efforts of insurers, managed care payers, employers and others to contain health care costs;  the availability and terms of capital to fund the expansion of Vanguard’s business; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government investigations; and those factors, risks and uncertainties detailed in Vanguard’s filings from time to time with the Securities and Exchange Commission, including, among others, Vanguard’s annual reports on Form 10-K and its quarterly reports on Form 10-Q.

Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition.  Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.